UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 2005
                                                          --------------


                      IN VERITAS MEDICAL DIAGNOSTICS, INC.
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               (Exact name of registrant as specified in charter)



              Colorado                   000-49972              84-15719760
    ----------------------------       -------------        ------------------
    (State or other jurisdiction        (Commission           (IRS Employer
        of incorporation)               File Number)        Identification No.)


  The Green House, Beechwood Business Park, North, Inverness, Scotland IV2 3BL
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               (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code: 011-44-1463-667347
                                                         ------------------

                                   Copies to:
                             Richard Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)
                    -----------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

     On April 15, 2005, we completed the sale of 863,845 units (the "Units"), each Unit consisting of one share of 5% convertible preferred stock of the Company, $.001 par value per share (the "Preferred Stock"), and one warrant to purchase one share of the Company's common stock (the "Warrants"), to accredited investors pursuant for an aggregate purchase price of approximately $561,500. The aggregate purchase price consisted of the sale of $401,500 of Units for cash and the sale of $160,000 of Units for the forgiveness of debt. In addition, each purchaser of a Unit received a warrant to purchase an additional Unit (the "Unit Warrants"). The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Each Share of Preferred Stock is convertible at any time into one share of common stock of the Company. The holders of Series B Preferred Stock are entitled to an adjustment in this conversion rate upon specified events, including stock splits, stock dividends, combinations and reclassifications. The Preferred Stock has full voting rights, with the holders thereof voting with the holders of Common Stock as a single class on an as-converted basis. Moreover, without the consent of the holders of at least a majority of the then outstanding shares of our Preferred Stock voting as a class, we cannot alter or change the rights, preferences, privileges, restrictions or conditions of the Preferred Stock. Upon a liquidation, dissolution or winding-up of our company, holders of our Preferred Stock are entitled to receive, for each share thereof, a preferential amount in cash equal to (and not more than) $0.65. All preferential amounts to be paid to the holders of Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid on a pari-passu basis with any preferential amounts to be paid to the holders of our Series A Preferred Stock, and prior to the common stock. The holders of the Preferred Stock shall have dividend rights equal to five percent (5%) of its stated value of $0.65 payable annually on December 31.

     The Warrants are exercisable from April 15, 2005 until April 15, 2008 at an exercise price of $1.50 per share, subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of our common stock or distributions of cash or other assets. In addition, the Warrants contain provisions protecting against dilution resulting from the sale of additional shares of our common stock for less than the exercise price of the Warrants. The Warrants do not entitle the holders to any voting or other rights as a stockholder until such Warrants are exercised and common stock is issued. The rights of the holder of the Warrants are more fully set forth in the form of Warrant attached hereto as Exhibit 4.2.

     The Unit Warrants are exercisable for a period of 180 days from effective date of registration statement at an exercise price of $0.65 per Unit, subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of our common stock or distributions of cash or other assets. In addition, the Warrants contain provisions protecting against dilution resulting from the sale of additional shares of our common stock for less than the exercise price of the Warrants. The Warrants do not entitle the holders to any voting or other rights as a stockholder until such Warrants are exercised and common stock is issued. The rights of the holder of the Warrants are more fully set forth in the form of Warrant attached hereto as Exhibit 4.3.

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     In addition, we entered into a Registration Rights Agreement on April 15,
2004 with the Purchasers and the Placement Agent (as defined below) pursuant to which we are obligated to file a registration statement on Form SB-2 (or if Form SB-2 is not then available to us, on such form of registration statement that is available to effect the registration of the common stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants) within 30 days after the closing of the offering. We must register at least the number of shares of our common stock equal to the Preferred Stock plus the number of shares necessary to permit the exercise in full of the Warrants. If we do not file the registration statements with the SEC within 30 days after the closing of the offering, we are required to make pro rata payments to the Purchasers, as liquidated damages and not as a penalty, in an amount equal to 2.0% of the aggregate amount invested by each Purchaser for each 30 day period or pro rata for any portion thereof following the date by which such registration statement should have been filed.

     Westor Capital Group, Inc. acted as placement agent (the "Placement Agent") in connection with the offering. At the closing, the Company paid the Placement Agent $51,995 and issued them 61,769 Warrants.


Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

         Not applicable.

(b) Pro forma financial information.

         Not applicable.

(c) Exhibits

Exhibit Number
                                   Description
--------------     ----------------------------------------------------------
      3.1          Certificate of the Powers, Designations, Preferences and
                   Rights of the Series B Preferred Stock
      4.1          Form of Subscription Agreement
      4.2          Form of Common Stock Purchase Warrant
      4.3          Form of Unit Warrant
      4.4          Form of Registration Rights Agreement


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          IN VERITAS MEDICAL DIAGNOSTICS, INC.


Date:  April 21, 2005                     /s/ John Fuller
                                          -------------------------------------
                                          John Fuller
                                          President and Chief Executive Officer


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